State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                        --------------------------------



    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF

"FACTSET RESEARCH CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF

DECEMBER, A.D. 1987, AT 9 O'CLOCK A.M.































                            [STATE OF DELAWARE SEAL]

                                             /s/ Edward J. Freel,
                                             --------------------------------
                                             Edward J. Freel, Secretary of
                                             State

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FACTSET RESEARCH CORPORATION

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

          WE, THE UNDERSIGNED, CHARLES J. SNYDER and HOWARD E. WILLE, being the

Executive Vice President and Secretary, respectively, of FACTSET RESEARCH

CORPORATION, do hereby CERTIFY as follows:

          1.   The present name of the corporation is FACTSET RESEARCH

CORPORATION (hereinafter called the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of

State of the State of Delaware is January 25, 1984.

          2.   The Certificate of incorporation of the Corporation is hereby amended to, among other things, (a) provide for the classification of directors,

(b) increase the stockholder vote requirement for approval of certain mergers,

sales of assets and other transactions, (c) limit the ability of stockholders to take action without a meeting, (d) implement Delaware law to limit directors'

liability, and (e) provide for the indemnification of directors and officers.

          3.   The provisions of the Certificate of Incorporation as hereby and heretofore amended are hereby restated and integrated into a single instrument as herein-after set forth which is entitled Restated Certificate of

Incorporation of FactSet Research Corporation.

          4.    The amendment and restatement of the Certificate of

Incorporation herein certified have been duly proposed by the Board of Directors and adopted by the stockholders in accordance with the provisions of Sections

228, 242, and 245 of the General Corporation Law of the State of Delaware, in

the form set forth as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FACTSET RESEARCH CORPORATION

                            (a Delaware corporation)



          FIRST:     The name of the Corporation is FACTSET RESEARCH

CORPORATION.

          SECOND:    The address of its registered office in the State of

Delaware is No. 229 South State Street, in the City of Dover, Kent Count. The

name of its registered agent at such address is United States Corporation

Company.

          THIRD:     The nature of the business of the Corporation and the

purposes to be conducted or promoted are:

          1. To perform research in information systems and information technology.

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




          2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          3. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the business or purposes of the Corporation.

          FOURTH:    The Corporation shall have authority to issue one million

(1,000,000) shares of common stock of the par value of $1.00 per share.

          FIFTH:     Whenever a compromise or arrangement is proposed between

the Corporation and its creditors or any class of them and/or between the

Corporation and its stockholders or an:, class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the

Corporation under the provisions of section 279 of Title B of the Delaware Code,

order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the Corporation, as the case may be, to be summoned in such manner as
the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the

Corporation, as the case may be, and also on the Corporation.

          SIXTH:     In furtherance and not in limitation of the powers

conferred by statute and except as provided here-in, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          SEVENTH:   The Corporation shall have perpetual existence.

          EIGHTH:    No holder of stock of the Corporation shall, as such

holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the
holders thereof to subscribe for or purchase any shares of stock of the

Corporation of any class, now or hereafter authorized, other than such rights,

if any, as the Board of Directors, in its sole discretion, may determine.

          NINTH:     Election of directors need not by written ballot, unless

the By-laws so require.

          TENTH:    The Corporation reserves the right to amend, alter of repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

          ELEVENTH: A.   The number of directors of the corporation shall be

such as from time to time shall be fixed by, or in the manner provided in, the

By-Laws.  From and after the annual meeting of stockholders in 1987, the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year.  The terms of office of the directors elected at the annual meeting of stockholders in 1987 and initially classified shall be as follows: directors of the first class shall hold office for a term expiring at the next succeeding annual meeting, directors of the second class hold office for term expiring at the second succeeding annual meeting and directors of the third class shall hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders after the annual meeting in 1987, directors elected to succeed the class of directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election. During the intervals between annual meetings of stockholders, any vacancies occurring in the board of directors and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, except as otherwise provided by law. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the annual meeting at which the terms of the directors of the class to which such director shall have been elected expire. when the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal. A director may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors at a meeting of the stockholders called for that purpose.

          B.    Notwithstanding anything to the contrary contained in Article

SIXTH of this Certificate of Incorporation, the provisions of the By-Laws of the

Corporation with respect to the number, qualifications, election, classifica-

tion, terms of office, removal of directors and the filling of vacancies and newly created directorships, and the amendment thereof, that is, sections 2, 10 and 11 of Article III and Article XII of the By-Laws may be amended or repealed or new By-Laws affecting such provisions may be adopted only by resolution adopted unanimously by the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the

Corporation entitled to vote in elections of directors (except that if such proposed amendment or repeal or adoption of new By-Laws shall be submitted to the stockholders with the unanimous recommendation of the entire Board of

Directors, such provisions may be amended or repealed or such new

By-Laws may be adopted by affirmative vote of the holders of a majority of such stock).

          C.    No amendment of this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions oB.P. this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least 80% of the outstanding shares of stock of the

Corporation entitled to vote in elections of directors; provided that this paragraph C shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire

Board of Directors.

          TWELFTH: A. Notwithstanding any other provision of this Certificate of

Incorporation and except as set forth in paragraph B of this Article TWELFTH,

the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock (as defined in paragraph E of this Article TWELFTH) shall be required

          (1) for the adoption of any agreement for the merger or consolidation of the Corporation or any Subsidiary (as defined in paragraph E of this Article TWELFTH) with or into any other person (as defined in paragraph E of this Article TWELFTH), or

          (2) to authorize any sale, lease, transfer or exchange of, or any mortgage or pledge of or the granting of any other security interest in, or any other disposition of, all or any substantial part of the assets of the Corporation or any Subsidiary to or with any other person (in a single transaction or in a series of related transactions), or

         (3) to authorize the issuance or transfer by the Corporation or any Subsidiary of any securities of the Corporation or any Subsidiary (except securities issued or transferred pursuant to a stock option, purchase, bonus or other plan or arrangement, for natural persons who are directors, employees, consultants and/or agents of the Corporation or a Subsidiary, or securities issued or transferred upon exercise of any conversion rights, warrants or options which shall have been outstanding at the time of adoption of this Article TWELFTH or which shall have been issued or transferred in a transaction not in contravention of the provisions of this Article TWELFTH) to any other person in exchange for cash, securities or other assets or a combination thereof, if, in the case of any of the foregoing transactions, (as of the date of any action taken by the Board of Directors with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of any such proposed transaction) such other person is, or at any time within the preceding 12 months has been, the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of voting stock of the Corporation.

          B.    The provisions of paragraph A of this Article TWELFTH shall not apply to (i) any transaction described in such paragraph A if the Board of

Directors of the Corporation shall by resolution have approved a memorandum of agreement with such person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith,

provided that a majority of those directors voting in favor of such resolution are Continuing Directors (as defined in paragraph E of this Article TWELFTH),

(2) any transaction described in such paragraph A if the other party to such transaction is a Major Subsidiary (as defined in paragraph E of this Article

TWELFTH) or (3) any transaction described in such paragraph A (other than a merger or consolidation to which the Corporation would be a party) if the fair value of the securities, assets or other consideration proposed to be issued or transferred,in any way disposed of, or received, by the Corporation or any

Subsidiary in connection with any such transaction or any series of such transactions which are related is less than $2,000,000.

          C.    Notwithstanding any other provisions of this Certificate of

Incorporation and except as set forth in paragraph D of this Article TWELFTH,

the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the corporation shall be required

          (1) to authorize a liquidation or dissolution of the Corporation, or

          (2) to authorize any offer by the Corporation to purchase shares of its outstanding voting stock (except pursuant to redemption provisions of any preferred stock of the Corporation), or

         (3) to authorize any reclassification of securities of the Corporation, any recapitalization or any other transaction in each case designed to decrease the number of holders of the Corporation's voting stock, if (as of the date of any action taken by the Board of Directors with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of. any such proposed transaction) any other person is the beneficial owner, directly or indirectly, of 5% or more of the outstanding voting stock of the Corporation.

          D.    The provisions of paragraph C of this Article TWELFTH shall not apply to any transaction described in such paragraph C if the Board of Directors of the Corporation shall by resolution have approved a memorandum setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those directors voting in favor of such resolution are Continuing Directors.

          E.    For the purposes of this Article TWELFTH,

          (1) The "voting stock' of any corporation shall mean stock of all classes Of such corporation entitled to vote in elections of directors, considered as one class.

          (2) Any person shall be deemed to be the "beneficial owner" of any shares of stock of the Corporation (i) which it owns, directly or indirectly, whether of record or not, or which it has the right to acquire pursuant to any agreement, or upon exercise of conver-sion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person which is its affiliate or associate (as defined in this paragraph E) or with which it or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation. The outstanding shares of any class of stock of the Corporation shall be deemed to include shares deemed owned, through application of clauses (i) and (ii) above, but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          (3) An "affiliate" of a specified person is any person that, directly or indirectly, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person, whether through the ownership of voting securities or by contract or otherwise.

          (4) The term "associate" used to indicate a relationship with any specified person means (i) any person in which such specified person has a significant financial interest or as to which such specified person's relationship is such that such specified person substantially influences its management and policies or any person having a significant financial interest in such specified person or which substantially influences the management and policies of such specified person, and without limitation to the foregoing, (ii) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (iii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iv)any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

          (5) A "person" is any individual, corporation or other entity.

          (6) The term "securities" shall include without limitation any stocks, bonds, debentures, notes and evidences of indebtedness, and any warrants, options and other rights to subscribe to or purchase any of the foregoing.

          (7) A "Subsidiary" is any corporation of which at least a majority of the outstanding shares of equity stock is owned of record or beneficially by the Corporation and/or its Subsidiaries. A "Major Subsidiary" is any corporation of which at least 80% of the outstanding shares of equity stock is owned of record or beneficially by the Corporation and/or its Major Subsidiaries.

         (8) The term "Continuing Director" shall mean a person who was a duly elected and acting director of the Corporation at the time of the adoption of this Article TWELFTH or became a duly elected and acting director of the Corporation prior to the time that, for the purposes of paragraphs B or D, as the case may be, of this Article TWELFTH, such other person became a beneficial owner, directly or indirectly, of 5% or more of the voting stock of the Corporation, or a person designated (whether before or after election as a director) to be a Continuing Director by a majority of the Continuing Directors.

          F. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them, whether a proposed transaction is subject to the pro-

visions of paragraph A or C of this Article TWELFTH, and in particular and without limitation, whether (1) any person beneficially owns 5% or more of the outstanding shares of voting stock of the Corporation, (2) any person is an "af-

filiate" or "associate" of any other person, (3) any person has an agreement, arrangement or understanding with any other person, (4) any proposed transaction involves a substantial part of the assets of the

Corporation or any Subsidiary, (5) the fair value of securities, assets or other consideration referred to in paragraph B of this Article TWELFTH is less than

$2,000,000, (6) any series of transactions are related, and (7) the memorandum referred to in paragraph B or paragraph D of this Article TWELFTH is sub-

stantially consistent with the transaction to which it relates. Any such determination shall be conclusive and binding for all purposes of this Article

TWELFTH.

          G. The affirmative vote of stockholders required by this Article

TWELFTH shall be in lieu of any lesser vote or consent of the holders of the stock of the Corporation otherwise required by law or in any agreement to which the Corporation is a party, and shall be in addition to any voting requirements imposed by law or any other provisions of the Certificate of Incorporation of the Corporation, including resolutions providing for the issuance of a class or series of stock adopted by the Board of Directors pursuant to authority vested in it by the provisions of the Certificate of incorporation in favor of certain classes of stock.

          H.    No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this paragraph H shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

          THIRTEENTH: A. NO action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken,

signed by the holders of record of all outstanding shares entitled to vote thereon.

          B. No amendment to this Certificate of incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article THIRTEENTH, Unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this paragraph B shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

          FOURTEENTH: A. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors,

no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering,

changing or repealing any of the provisions of this paragraph A shall apply re-

or have any effect on the liability or alleged liability of any director of the

Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

          B. 1. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including,

without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, ac-

tion, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a

"proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture,

trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability add loss (including, without limitation, attorneys' fees, judgments, fines,

ERISA excise taxes or penalties and amounts paid or to be paid in settlement)

actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal repre-sentatives. The right to indemnification conferred in this Article FOURTEENTH shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents,

attorneys and representatives of the Corporation with up to the same scope and extent as hereinabove provided for officers and directors. No amendment to this

Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of the sections of this paragraph B shall remove, abridge or adversely affect any right to indemnification or other benefits under the sections of this paragraph B with respect to any acts or omissions occurring prior to such amendment or repeal.

          2. The right of indemnification, including the right. to receive payment in advance of expenses, conferred in this Article FOURTEENTH shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation,

By-law or agreement or otherwise.

          3. In any action or proceeding relating to the right to

indemnification conferred in this Article FOUR-

TEENTH, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such a determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

          C. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article FOURTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, provided that this paragraph C shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

          IN WITNESS WHEREOF, FACTSET RESEARCH CORPORATION has caused this

Certificate to be signed by Charles J. Snyder, its Executive Vice President, and

attested by Howard E. Wills, its Secretary, this 15th day of July 1987.



                                        By:  /s/ Charles Snyder
                                             -------------------------
                                             Executive Vice President
Attest

By:  /s/ Howard E. Wille
    ---------------------------
          Secretary

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State


                       -----------------------------------



    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "FACTSET RESEARCH CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY

OF APRIL, A.D. 1995, AT 4:15 O'CLOCK P.M.











                            [STATE OF DELAWARE SEAL]

                                                  /s/ Edward J. Freel
                                                  -----------------------------
                                                  Edward J. Freel, Secretary of
                                                  State

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FACTSET RESEARCH CORPORATION



          I, the undersigned, Chairman of the Board of FACTSET RESEARCH

CORPORATION, a corporation organized and existing under the General Corporation

Law of the State of Delaware (the "Corporation"), in order to amend the

Certificate of Incorporation of the Corporation, do hereby certify as follows:

          1.   The name of the Corporation is FACTSET RESEARCH CORPORATION.

          2.   The Certificate of Incorporation of the Corporation is hereby amended by deleting Article "FOURTH" in its entirety and substituting in lieu thereof the following:

          FOURTH:    The Corporation shall have authority to issue five million

(5,000,000) shares of common stock of the par value of $1.00 per share.

          3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Paragraph A of Article "THIRTEENTH" in its entirety and substituting in lieu thereof the following:

          THIRTEENTH: A. No action required to be taken or which may be taken at any annual or special meeting of
stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.



          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate has been signed and affirmed as true under penalties of perjury by the undersigned on this 26th day of April,

1995.



                                          /s/ Howard E. Wille
                                        ----------------------------
                                        Howard E. Wille Chairman

Attest:


 /s/ Howard E. Wille
- ---------------------------
Howard E. Wille Secretary

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                        --------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "FACTSET RESEARCH CORPORATION", CHANGING ITS NAME FROM "FACTSET RESEARCH

CORPORATION" TO "FACTSET RESEARCH SYSTEMS INC.", FILED IN THIS OFFICE ON THE

TWELFTH DAY OF JUNE, A.D. 1995, AT 12:15 O'CLOCK P.M.











                            [STATE OF DELAWARE SEAL]

                                                  /s/ Edward J. Freel
                                                  -------------------------
                                                  Edward J. Freel, Secretary of
                                                  State

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FACTSET RESEARCH CORPORATION



    I, the Undersigned, Chairman of the Board of FACTSET RESEARCH CORPORATION, a

corporation organized and existing under the General Corporation Law of the

State of Delaware (the "Corporation"), in order to amend the certificate of

Incorporation of the Corporation, do hereby certify as follows:



          1.   The name of the corporation is FACTSET RESEARCH

     CORPORATION.

          2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article "FIRST" in its entirety and substituting in lieu thereof the following:

          FIRST: The name of the Corporation is FACTSET RESEARCH SYSTEMS INC.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, this Certificate has been signed and affirmed as true under penalties of perjury by the undersigned on this 6th day of June , 1995



                                               /s/ Howard E. Wille
                                             ---------------------------------
                                             Howard E. Wille Chairman


Attest


 /s/ Howard E. Wille
- ----------------------------
Howard E. Wille Secretary

                                State of Delaware

                        Office of the Secretary of State

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "FACTSET RESEARCH SYSTEMS INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF

JANUARY, A.D. 1996, AT 1:30 O'CLOCK P.M.







                            [STATE OF DELAWARE SEAL]

                                             /s/ Edward J. Freel
                                             -------------------------
                                             Edward J. Freel, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FACTSET RESEARCH SYSTEMS INC.

          I, the undersigned, Chairman of the Board of FACTSET RESEARCH SYSTEMS

INC, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in order to amend the Certificate of

Incorporation of the Corporation, do hereby certify as follows:



          1.    The name of the Corporation is FACTSET RESEARCH SYSTEMS INC.

          2. The Certificate of Incorporation of the corporation is hereby amended by deleting Article "FOURTH" in its entirety and substituting in lieu thereof the following:

          FOURTH: The Corporation shall have the authority to issue five million

(5,000,000) shares of common stock of the par value of $.04 per Share.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate has been signed and affirmed as true under penalties of perjury by the undersigned on this 8th, day of December,

1995.



                                         /s/ Howard E. Wille
                                        ------------------------------
                                        Howard E. Wille Chairman

Attest;


 /s/ Howard E. Wille
- ---------------------------
Howard E. Wille Secretary

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                        ---------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF

"FACTSET RESEARCH CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF

DECEMBER, A.D. 1987, AT 9 O'CLOCK A.M.













                            [STATE OF DELAWARE SEAL]

                                             /s/ Edward J. Freel
                                             -------------------------
                                             Edward J. Freel, Secretary of State

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FACTSET RESEARCH CORPORATION

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

          WE, THE UNDERSIGNED, CHARLES J. SNYDER and HOWARD E. WILLE, being the

Executive Vice President and Secretary, respectively, of FACTSET RESEARCH

CORPORATION, do hereby CERTIFY as follows:

          1.    The present name of the corporation is FACTSET RESEARCH

CORPORATION (hereinafter called the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of

State of the State of Delaware is January 25, !984.

          2.     The Certificate of Incorporation of the Corporation is hereby amended to, among other things, (a) provide for the classification of directors,

(b) increase the stockholder vote requirement for approval of certain mergers,

sales of assets and other transactions, (c) limit the ability, of stockholders to take action without a meeting, (d) implement Delaware law to limit directors'

liability, and (e) provide for the indemnification of directors and officers.

          3.    The provisions of the Certificate of Incorporation us hereby and heretofore amended are hereby restated and integrated into a single instrument as hereinafter set forth which is entitled Restated Certificate of

Incorporation of FactSet Research Corporation.

          4.    The amendment and restatement of the Certificate of

Incorporation herein certified have been duly proposed by the Board of Directors and adopted by the stockholders in accordance with the provisions of Sections

228, 242, and 245 of the General Corporation Law of the State of Delaware, in

the form set forth as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FACTSET RESEARCH CORPORATION

                            (a Delaware corporation)

          FIRST:     The name of the Corporation is FACTSET RESEARCH

CORPORATION.

          SECOND:    The address of its registered office in the state of

Delaware is No,229 South State Street, in the

City of Dover, Kent Count. The name of its registered agent at such address is

United States Corporation, Company.

          THIRD:     The nature of the business of the Corporation and the

purposes to be conducted or promoted are:

          1. To perform research in information systems and information technology.

          2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          3. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the business or purposes of the Corporation.

          FOURTH:    The Corporation shall have authority to issue one million

(1,000,000) shares of common stock of the par value of $1.00 per share.

          FIFTH:     Whenever a compromise or arrangement is proposed between

the Corporation and its creditors or any class of them and/or between the

Corporation and its stockholders or any, class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or cf any creditor or stockholder thereof or on the application of an.v receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the

Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the Corporation, as the case may be, to be summoned in such manner as
the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the

Corporation, as the case may be, and also on the Corporation.

          SIXTH:      In furtherance and not in limitation of the powers

conferred by statute and except as provided here-in, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          SEVENTH: The Corporation shall have perpetual existence.

          EIGHTH:    No holder of stock of the Corporation shall, as such

holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall, be convertible into or exchangeable for or entitle the

                                State of Delaware

                          Office of the Secretary of State

                          --------------------------------

          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

     DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

     COPY OF THE CERTIFICATE OF AMENDMENT OF "FACTSET RESEARCH

     SYSTEMS INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE,

     A.D. 1996, AT 12:30 O'CLOCK P.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

     THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.














                                           /S/ Edward J. Freel
                                          ----------------------------------
                                          Edward J. Freel, Secretary of State

                                  (seal)
                                          AUTHENTICATION:     7971762

                                                    DATE:     06-04-96

                            CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION
                                      OF
                          FACTSET RESEARCH SYSTEMS INC.


               I, the undersigned, Chairman of the Board of FACTSET SYSTEMS INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in order to amend the Certificate of Incorporation of the Corporation, do hereby certify as follows:

               1.   The name of the Corporation is FACTSET
       RESEARCH SYSTEMS INC.

               2.   The Certificate of Incorporation of the
       Corporation is hereby amended by deleting Article "FOURTH" in its entirety and substituting in lieu thereof the following:

               FOURTH: The Corporation shall have the authority to issue a total of fifty million (50,000,000) shares of capital stock, consisting of (i) forty million (40,000,000) shares of Common Stock, $ .01 par value per share, and (ii) ten million (10,000,000) shares of Preferred Stock, $ .01 par value per share. The Corporation's Board of Directors is expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

               3.   The amendment of the Certificate of
       Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporations Law of the State of Delaware.

               IN WITNESS WHEREOF, this Certificate has been
        signed and affirmed as true under penalties of perjury by
        the undersigned on this 3 day of June, 1996.
                                -        ----


                                      /s/ Howard E. Wille
                                      ___________________________
                                      Howard E. Wille
                                      Chairman



Attest:

/s/
- ---------------------
Howard E. Wille
Secretary